                                                                  Exhibit (a)(6)

                         PILGRIM INVESTMENT FUNDS, INC.

                          FORM OF ARTICLES OF AMENDMENT

         PILGRIM INVESTMENT FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         First: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

         "SECOND: The name of the corporation is ING Investment Funds, Inc. (the "Corporation")."

         Second: The charter of the Corporation is hereby amended further to provide that the Corporation's "Pilgrim MagnaCap Fund," is hereby redesignated "ING MagnaCap Fund," and the "Pilgrim High Yield Fund" is hereby redesignated "ING High Yield Fund."

         Third: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth shall be effective on ____________ __,
____.

         Fourth: The foregoing amendment to such Articles of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         Fifth: The undersigned Executive Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information, and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Executive Vice President, Michael J. Roland, and attested by its Secretary, Kimberly A. Anderson, on the ____ day of ____________, ____.


                                        PILGRIM INVESTMENT FUNDS, INC.




                                        By:_________________________________
                                        Michael J. Roland
                                        Executive Vice President
ATTEST:



______________________________
Kimberly A. Anderson
Vice President & Secretary